Exhibit 99.1

Investor Relations:

Kathleen Nemeth

Juniper Networks

(408) 936-5397

kbela@juniper.net

Media Relations:

Cindy Ta

Juniper Networks

(408) 936-6131

cta@juniper.net

JUNIPER NETWORKS REPORTS

PRELIMINARY THIRD QUARTER 2012 FINANCIAL RESULTS

•	Revenue: $1,118 million, up 4% from Q2’12 and up 1% from Q3’11

•	Operating Margin: 3.8% GAAP; 16.9% non-GAAP

•	GAAP Net Income Per Share: $0.03 diluted, includes $0.16 impact from restructuring and other charges

•	Non-GAAP Net Income Per Share: $0.22 diluted, up 16% from Q2’12 and down 21% from Q3’11

SUNNYVALE, Calif., Oct. 23, 2012 – Juniper Networks (NYSE: JNPR), the industry leader in network innovation, today reported preliminary financial results for the three and nine months ended September 30, 2012, and provided its outlook for the three months ending December 31, 2012.

Net revenues for the third quarter of 2012 increased 4% sequentially, and increased 1% on a year-over-year basis, to $1,118 million.

The Company posted GAAP net income of $17 million, or $0.03 per diluted share for the third quarter. The GAAP diluted income per share includes $0.16 impact from restructuring and other charges. Non-GAAP net income was $118 million, or $0.22 per diluted share, for the third quarter of 2012.

Non-GAAP net income per diluted share increased 16% compared to the second quarter of 2012 and decreased 21% compared to the third quarter of 2011. The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Share-Based Compensation Related Payroll Tax by Category table below.

Juniper’s operating margin for the third quarter of 2012 decreased to 3.8% on a GAAP basis from 8.1% in the second quarter of 2012, and from 12.4% in the third quarter 2011. Non-GAAP operating margin for the third quarter of 2012 increased to 16.9% from 15.0% in the second quarter of 2012 and decreased from 20.0% in the third quarter of 2011.

“Juniper delivered top line revenue growth in the third quarter as we focus on excellence in execution throughout our business,” said Kevin Johnson, chief executive officer of Juniper Networks. “Our new products continue to gain traction in the marketplace, and we’re aligning our organization to sharpen our focus, enable agility and drive efficiency as we position for 2013.”

“Our third quarter results demonstrated a return to year-over-year revenue growth and improved operational performance,” said Robyn Denholm, chief financial officer of Juniper Networks. “Long-term demand fundamentals for high-performance networking continue to be positive, yet customers remain cautious in the near-term environment. We remain focused on executing our strategy to drive revenue growth, and with our workforce restructuring largely complete, we’re well prepared to capture the market opportunity ahead.”

Other Financial Highlights

Total cash, cash equivalents and investments as of September 30, 2012 were $4,048 million, compared to $4,272 million as of the second quarter of 2012 and $4,130 million as of the third quarter of 2011.

Juniper generated net cash from operations for the third quarter of 2012 of $173 million, compared to net cash provided by operations of $212 million in the second quarter of 2012, and $185 million in the third quarter of 2011.

Days sales outstanding in accounts receivable (“DSO”) was 32 days in the third quarter of 2012, compared to 34 days in the prior quarter and 36 days in the third quarter of 2011.

Juniper repurchased approximately 14 million shares in the third quarter of 2012, at an average price of $18.00 per share, or approximately $250 million.

Capital expenditures, as well as depreciation and amortization of intangible assets expense during the third quarter of 2012 were $87 million and $48 million, respectively.

Outlook

Long-term fundamentals driving demand for networking solutions are positive, and we are making good progress toward our revenue targets for our new products. Our outlook for the December quarter reflects our customers’ continued caution in their investment decisions in what continues to be a challenging environment.

•	Juniper estimates revenue for the fourth quarter ending December 31, 2012 to be in the range of $1,100 million to $1,130 million.

•	Juniper estimates that its non-GAAP gross margin will be in the range of 63.5% to 64.5% for the fourth quarter.

•	Juniper estimates that its non-GAAP operating expenses will be flat compared to the September quarter.

•	Juniper expects its non-GAAP operating margin for the fourth quarter will be in the range of 14% to 16%.

•	Juniper estimates that its non-GAAP net income per share will range between $0.19 and $0.22 on a diluted basis, assuming a flat share count and estimated non-GAAP tax rate of 32%.

All forward-looking non-GAAP measures exclude estimates for amortization of intangible assets, share-based compensation expenses, acquisition-related charges, restructuring charges, litigation settlement charges, gain or loss on equity investments, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and income tax effect of non-GAAP exclusions. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

Conference Call Webcast

Juniper Networks will host a conference call webcast today, October 23, 2012, at 2:00 p.m. (Pacific Time), to be broadcast live over the Internet at: http://www.juniper.net/company/investor/conferencecall.html.

To participate via telephone, in the U.S. the toll free dial-in number is 877-407-8033; outside of the U.S. dial +1-201-689-8033. Please call 10 minutes prior to the scheduled conference call time. The webcast replay of the conference call will be archived on the Juniper Networks website.

About Juniper Networks

Juniper Networks is in the business of network innovation. From devices to data centers, from consumers to cloud providers, Juniper Networks delivers the software, silicon and systems that transform the experience and economics of networking. Additional information can be found at Juniper Networks (www.juniper.net) or connect with Juniper on Twitter and Facebook.

Juniper Networks and Junos are registered trademarks of Juniper Networks, Inc. in the United States and other countries. The Juniper Networks and Junos logos are trademarks of Juniper Networks, Inc. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Statements in this release concerning Juniper Networks’ business outlook, economic and market outlook, future financial and operating results, and overall future prospects are forward-looking statements that involve a number of uncertainties and risks. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending and spending by communication service providers; the network capacity requirements of communication service providers; contractual terms that may result in the deferral of revenue; increases in and the effect of competition; the timing of orders and their fulfillment; manufacturing and supply chain constraints; ability to establish and maintain relationships with distributors, resellers and other partners; variations in the expected mix of products sold; changes in customer mix; changes in geography mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of Juniper Networks products and services; rapid technological and market change; adoption of regulations or standards affecting Juniper Networks products, services or the networking industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; significant effects of tax legislation and judicial or administrative interpretation of tax regulations; currency fluctuations; litigation; and other factors listed in Juniper Networks’ most recent report on Form 10-Q filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper Networks believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below.

Juniper Networks, Inc.

Preliminary Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net revenues:
Product	$838,179	$861,935	$2,414,714	$2,630,803
Service	280,132	243,861	809,854	697,149

Total net revenues	1,118,311	1,105,796	3,224,568	3,327,952
Cost of revenues:
Product	334,645	286,609	907,863	844,746
Service	109,835	107,583	340,946	313,551

Total cost of revenues	444,480	394,192	1,248,809	1,158,297

Gross margin	673,831	711,604	1,975,759	2,169,655
Operating expenses:
Research and development	288,178	257,096	826,514	776,325
Sales and marketing	261,026	254,933	778,200	747,859
General and administrative	49,442	44,455	152,883	133,639
Amortization of purchased intangible assets	1,148	1,263	3,562	4,139
Restructuring and other charges	31,018	16,813	36,218	15,550
Acquisition-related and other charges	250	18	1,186	6,804

Total operating expenses	631,062	574,578	1,798,563	1,684,316

Operating income	42,769	137,026	177,196	485,339
Other expense, net	(3,956)	(15,957)	(25,617)	(36,107)

Income before income taxes and noncontrolling interest	38,813	121,069	151,579	449,232
Income tax provision	21,999	37,398	60,776	120,383

Consolidated net income	16,814	83,671	90,803	328,849
Adjust for net loss attributable to noncontrolling interest	—	(8)	—	124

Net income attributable to Juniper Networks	$16,814	$83,663	$90,803	$328,973

Net income per share attributable to Juniper Networks common stockholders:
Basic	$0.03	$0.16	$0.17	$0.62

Diluted	$0.03	$0.16	$0.17	$0.60

Shares used in computing net income per share:
Basic	521,178	529,286	525,419	530,994

Diluted	524,537	536,583	530,343	544,086

Juniper Networks, Inc.

Preliminary Net Revenues by Reportable Segment

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Platform Systems Division:
PSD Products:
Routing	$488,112	$524,211	$1,433,049	$1,687,587
Switching	145,616	122,172	409,033	339,937
Security/Other	47,822	53,393	135,907	158,557

Total PSD Products	$681,550	$699,776	$1,977,989	$2,186,081
PSD Services	211,400	180,018	610,608	509,233

Total Platform Systems Division Revenue	$892,950	$879,794	$2,588,597	$2,695,314

Software Solutions Division:
SSD Products
Security/Other	$129,848	$137,933	$369,515	$359,793
Routing	26,781	24,226	67,210	84,929

Total SSD Products	$156,629	$162,159	$436,725	$444,722
SSD Services	68,732	63,843	199,246	187,916

Total Software Solutions Division Revenue	$225,361	$226,002	$635,971	$632,638

Total	$1,118,311	$1,105,796	$3,224,568	$3,327,952

Juniper Networks, Inc.

Preliminary Net Revenues by Product

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Routing	$514,893	$548,437	$1,500,259	$1,772,516
Switching	145,616	122,172	409,033	339,937
Security/Other	177,670	191,326	505,422	518,350
Services	280,132	243,861	809,854	697,149

Total	$1,118,311	$1,105,796	$3,224,568	$3,327,952

Juniper Networks, Inc.

Preliminary Net Revenues by Geographic Region

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Americas	$560,258	$556,573	$1,678,912	$1,716,892
Europe, Middle East, and Africa	321,331	311,255	927,650	940,167
Asia Pacific	236,722	237,968	618,006	670,893

Total	$1,118,311	$1,105,796	$3,224,568	$3,327,952

Juniper Networks, Inc.

Preliminary Net Revenues by Market

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Service Provider	$705,257	$685,013	$2,071,837	$2,156,530
Enterprise	413,054	420,783	1,152,731	1,171,422

Total	$1,118,311	$1,105,796	$3,224,568	$3,327,952

Juniper Networks, Inc.

Segment Operating Results

(in thousands)

(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012		2011	2012	2011
Platform Systems Division:
Product revenue		$681,550	$699,776	$1,977,989	$2,186,081
Service revenue		211,400	180,018	610,608	509,233

Total PSD revenue		892,950	879,794	2,588,597	2,695,314

Non-GAAP PSD contribution margin $		356,144	381,802	1,011,877	1,214,346
Non-GAAP PSD contribution margin %		39.9%	43.4%	39.1%	45.1%
Software Solutions Division:
Product revenue		156,629	162,159	436,725	444,722
Services revenue		68,732	63,843	199,246	187,916

Total SSD revenue		225,361	226,002	635,971	632,638

Non-GAAP SSD contribution margin $		99,776	94,549	256,165	250,339
Non-GAAP SSD contribution margin %		44.3%	41.8%	40.3%	39.6%

Total revenue		1,118,311	1,105,796	3,224,568	3,327,952

Non-GAAP Segment contribution margin $		455,920	476,351	1,268,042	1,464,685
Non-GAAP Segment contribution margin %		40.8%	43.1%	39.3%	44.0%
Corporate unallocated expenses		266,505	255,190	794,188	755,496

Non-GAAP Total segment operating margin $		189,415	221,161	473,854	709,189

Non-GAAP Total segment operating margin %		16.9%	20.0%	14.7%	21.3%
Amortization of purchased intangible assets	A	(9,041)	(6,701)	(25,081)	(20,213)
Share-based compensation expense	A	(59,115)	(60,468)	(186,002)	(169,633)
Share-based payroll tax expense	A	(103)	(135)	(1,052)	(9,163)
Restructuring and other charges	B	(83,418)	(16,813)	(88,618)	(15,550)
Acquisition-related and other charges	A,B	(250)	(18)	(1,186)	(9,291)
Other	B	5,281	—	5,281	—

GAAP Operating income		$42,769	$137,026	$177,196	$485,339

Juniper Networks, Inc.

Share-Based Compensation by Category

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cost of revenues – Product	$1,162	$1,241	$3,499	$3,400
Cost of revenues – Service	3,872	3,705	13,217	12,110
Research and development	26,039	26,540	80,316	75,453
Sales and marketing	21,382	20,572	64,315	52,969
General and administrative	6,660	8,410	24,655	25,701

Total	$59,115	$60,468	$186,002	$169,633

Juniper Networks, Inc.

Share-Based Compensation Related Payroll Tax by Category

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cost of revenues – Product	$3	$4	$27	$299
Cost of revenues – Service	15	9	102	938
Research and development	29	35	277	3,385
Sales and marketing	51	79	556	4,048
General and administrative	5	8	90	493

Total	$103	$135	$1,052	$9,163

Juniper Networks, Inc.

Reconciliation between GAAP and non-GAAP Financial Measures

(in thousands, except percentages)

(unaudited)

		Three Months Ended			Nine Months Ended
		September 30, 2012	June 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
GAAP Cost of revenues – Product		$334,645	$292,589	$286,609	$907,863	$844,746
Share-based compensation expense	C	(1,162)	(1,220)	(1,241)	(3,499)	(3,400)
Share-based compensation related payroll tax	C	(3)	(12)	(4)	(27)	(299)
Amortization of purchased intangible assets	A	(7,893)	(7,531)	(5,438)	(21,519)	(16,074)
Restructuring and other charges	B	(52,400)	—	—	(52,400)	—
Other	B	5,281	—	—	5,281	—
Acquisition-related and other charges	A,B	—	—	—	—	(2,487)

Non-GAAP Cost of revenues – Product		278,468	283,826	279,926	835,699	822,486

GAAP Cost of revenues – Service		109,835	113,297	107,583	340,946	313,551
Share-based compensation expense	C	(3,872)	(4,125)	(3,705)	(13,217)	(12,110)
Share-based compensation related payroll tax	C	(15)	(53)	(9)	(102)	(938)

Non-GAAP Cost of revenues – Service		105,948	109,119	103,869	327,627	300,503

GAAP Gross margin – Product		503,534	512,073	575,326	1,506,851	1,786,057
Share-based compensation expense	C	1,162	1,220	1,241	3,499	3,400
Share-based compensation related payroll tax	C	3	12	4	27	299
Amortization of purchased intangible assets	A	7,893	7,531	5,438	21,519	16,074
Restructuring and other charges	B	52,400	—	—	52,400	—
Other	B	(5,281)	—	—	(5,281)	—
Acquisition-related and other charges	A,B	—	—	—	—	2,487

Non-GAAP Gross margin – Product		559,711	520,836	582,009	1,579,015	1,808,317

GAAP Product gross margin as a % of product revenue		60.1%	63.6%	66.7%	62.4%	67.9%
Share-based compensation expense as a % of product revenue	C	0.1%	0.2%	0.1%	0.1%	0.1%
Share-based compensation related payroll tax as a % of product revenue	C	—%	—%	—%	—%	—%
Amortization of purchased intangible assets as a % of product revenue	A	0.9%	0.9%	0.7%	0.9%	0.6%
Restructuring and other charges as a % of product revenue	B	6.3%	—%	—%	2.2%	—%
Other as a % of product revenue	B	(0.6)%	—%	—%	(0.2)%	—%
Acquisition-related and other charges as a % of product revenue	A,B	—%	—%	—%	—%	0.1%

Non-GAAP Product gross margin as a % of product revenue		66.8%	64.7%	67.5%	65.4%	68.7%

GAAP Gross margin – Service		170,297	155,800	136,278	468,908	383,598
Share-based compensation expense	C	3,872	4,125	3,705	13,217	12,110
Share-based compensation related payroll tax	C	15	53	9	102	938

Non-GAAP Gross margin – Service		$174,184	$159,978	$139,992	$482,227	$396,646

GAAP Service gross margin as a % of service revenue		60.8%	57.9%	55.9%	57.9%	55.0%
Share-based compensation expense as a % of service revenue	C	1.4%	1.5%	1.5%	1.6%	1.8%
Share-based compensation related payroll tax as a % of service revenue	C	—%	—%	—%	—%	0.1%

Non-GAAP Service gross margin as a % of service revenue		62.2%	59.4%	57.4%	59.5%	56.9%

Juniper Networks, Inc.

Reconciliation between GAAP and non-GAAP Financial Measures

(in thousands, except percentages)

(unaudited)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2012	2012	2011	2012	2011
GAAP Gross margin		$673,831	$667,873	$711,604	$1,975,759	$2,169,655
Share-based compensation expense	C	5,034	5,345	4,946	16,716	15,510
Share-based compensation related payroll tax	C	18	65	13	129	1,237
Amortization of purchased intangible assets	A	7,893	7,531	5,438	21,519	16,074
Restructuring and other charges	B	52,400	—	—	52,400	—
Other	B	(5,281)	—	—	(5,281)	—
Acquisition-related and other charges	A,B	—	—	—	—	2,487

Non-GAAP Gross margin		733,895	680,814	722,001	2,061,242	2,204,963

GAAP Gross margin as a % of revenue		60.3%	62.2%	64.4%	61.3%	65.2%
Share-based compensation expense as a % of revenue	C	0.5%	0.5%	0.4%	0.5%	0.5%
Share-based compensation related payroll tax as a % of revenue	C	—%	—%	—%	0.1%	—%
Amortization of purchased intangible assets as a % of revenue	A	0.7%	0.7%	0.5%	0.6%	0.5%
Restructuring and other charges as a % of revenue	B	4.6%	—%	—%	1.6%	—%
Other as a % of revenue	B	(0.5)	—%	—%	(0.2)%	—%
Acquisition-related and other charges as a % of revenue	A,B	—%	—%	—%	—%	0.1%

Non-GAAP Gross margin as a % of revenue		65.6%	63.4%	65.3%	63.9%	66.3%

GAAP Research and development expense		288,178	268,734	257,096	826,514	776,325
Share-based compensation expense	C	(26,039)	(28,486)	(26,540)	(80,316)	(75,453)
Share-based compensation related payroll tax	C	(29)	(122)	(35)	(277)	(3,385)

Non-GAAP Research and development expense		262,110	240,126	230,521	745,921	697,487

GAAP Sales and marketing expense		261,026	259,455	254,933	778,200	747,859
Share-based compensation expense	C	(21,382)	(21,022)	(20,572)	(64,315)	(52,969)
Share-based compensation related payroll tax	C	(51)	(329)	(79)	(556)	(4,048)

Non-GAAP Sales and marketing expense		239,593	238,104	234,282	713,329	690,842

GAAP General and administrative expense		49,442	48,775	44,455	152,883	133,639
Share-based compensation expense	C	(6,660)	(7,027)	(8,410)	(24,655)	(25,701)
Share-based compensation related payroll tax	C	(5)	(54)	(8)	(90)	(493)

Non-GAAP General and administrative expense		42,777	41,694	36,037	128,138	107,445

GAAP Operating expense		631,062	581,155	574,578	1,798,563	1,684,316
Share-based compensation expense	C	(54,081)	(56,535)	(55,522)	(169,286)	(154,123)
Share-based compensation related payroll tax	C	(85)	(505)	(122)	(923)	(7,926)
Amortization of purchased intangible assets	A	(1,148)	(1,236)	(1,263)	(3,562)	(4,139)
Restructuring and other charges	B	(31,018)	(3,161)	(16,813)	(36,218)	(15,550)
Acquisition-related and other charges	A,B	(250)	206	(18)	(1,186)	(6,804)

Non-GAAP Operating expense		$544,480	$519,924	$500,840	$1,587,388	$1,495,774

Juniper Networks, Inc.

Reconciliation between GAAP and non-GAAP Financial Measures

(in thousands, except percentages)

(unaudited)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2012	2012	2011	2012	2011
GAAP Operating income		$42,769	$86,718	$137,026	$177,196	$485,339
Share-based compensation expense	C	59,115	61,880	60,468	186,002	169,633
Share-based compensation related payroll tax	C	103	570	135	1,052	9,163
Amortization of purchased intangible assets	A	9,041	8,767	6,701	25,081	20,213
Restructuring and other charges	B	83,418	3,161	16,813	88,618	15,550
Other	B	(5,281)	—	—	(5,281)	—
Acquisition-related and other charges	A,B	250	(206)	18	1,186	9,291

Non-GAAP Operating income		189,415	160,890	221,161	473,854	709,189

GAAP Operating margin		3.8%	8.1%	12.4%	5.5%	14.6%
Share-based compensation expense as a % of revenue	C	5.3%	5.8%	5.5%	5.9%	5.1%
Share-based compensation related payroll tax as a % of revenue	C	—%	0.1%	—%	—%	0.3%
Amortization of purchased intangible assets as a % of revenue	A	0.8%	0.7%	0.6%	0.8%	0.6%
Restructuring and other charges as a % of revenue	B	7.5%	0.3%	1.5%	2.7%	0.5%
Other as a % of revenue	B	(0.5)%	—%	—%	(0.2)%	—%
Acquisition-related and other charges as a % of revenue	A,B	—%	—%	—%	—%	0.3%

Non-GAAP Operating margin		16.9%	15.0%	20.0%	14.7%	21.4%

GAAP Other income (expense), net	E	(3,956)	2,770	(15,957)	(25,617)	(36,107)
(Gain) loss on equity investments	B	(5,842)	(14,787)	1,116	(6,629)	982

Non-GAAP Other income (expense), net	E	(9,798)	(12,017)	(14,841)	(32,246)	(35,125)

GAAP Income tax provision		21,999	31,769	37,398	60,776	120,383
Income tax effect of non-GAAP exclusions	B	39,735	13,980	19,152	75,835	59,297

Non-GAAP Provision for income tax		61,734	45,749	56,550	136,611	179,680

Non-GAAP Income tax rate		34.4%	30.7%	27.4%	30.9%	26.7%

Non-GAAP Income before income taxes and noncontrolling interest*		$179,617	$148,873	$206,320	$441,608	$674,064

*	Consists of non-GAAP operating income plus non-GAAP net other income and expense.

Juniper Networks, Inc.

Reconciliation between GAAP and non-GAAP Financial Measures

(in thousands, except per share amounts and percentages)

(unaudited)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2012	2012	2011	2012	2011
GAAP Net income attributable to Juniper Networks		$16,814	$57,719	$83,663	$90,803	$328,973
Share-based compensation expense	C	59,115	61,880	60,468	186,002	169,633
Share-based compensation related payroll tax	C	103	570	135	1,052	9,163
Amortization of purchased intangible assets	A	9,041	8,767	6,701	25,081	20,213
Restructuring and other charges	B	83,418	3,161	16,813	88,618	15,550
Other	B	(5,281)	—	—	(5,281)	—
Acquisition-related and other charges	A,B	250	(206)	18	1,186	9,291
(Gain) loss on equity investments	B	(5,842)	(14,787)	1,116	(6,629)	982
Income tax effect of non-GAAP exclusions	B	(39,735)	(13,980)	(19,152)	(75,835)	(59,297)

Non-GAAP Net income		$117,883	$103,124	$149,762	$304,997	$494,508

Non-GAAP Net income per share:
Basic	D	$0.23	$0.20	$0.28	$0.58	$0.93

Diluted	D	$0.22	$0.19	$0.28	$0.58	$0.91

Shares used in computing non-GAAP net income per share:
Basic	D	521,178	527,756	529,286	525,419	530,994

Diluted	D	524,537	531,755	536,583	530,343	544,086

GAAP Net income attributable to Juniper Networks as a % of revenue		1.5%	5.4%	7.6%	2.8%	9.9%
Share-based compensation expense as a % of revenue	C	5.3%	5.8%	5.5%	5.9%	5.1%
Share-based compensation related payroll tax as a % of revenue	C	—%	0.1%	—%	—%	0.3%
Amortization of purchased intangible assets as a % of revenue	A	0.8%	0.8%	0.6%	0.8%	0.6%
Restructuring and other charges as a % of revenue	B	7.5%	0.3%	1.5%	2.7%	0.5%
Other as a % of revenue	B	(0.5)%	—%	—%	(0.2)%	—%
Acquisition-related and other charges as a % of revenue	A,B	—%	—%	—%	—%	0.3%
(Gain) loss on equity investments as a % of revenue	B	(0.5)%	(1.4)%	0.1%	(0.2)%	—%
Income tax effect of non-GAAP exclusions as a % of revenue	B	(3.6)%	(1.4)%	(1.8)%	(2.3)%	(1.8)%

Non-GAAP Net income as a % of revenue		10.5%	9.6%	13.5%	9.5%	14.9%

Discussion of Non-GAAP Financial Measures

The table above includes the following non-GAAP financial measures derived from our Preliminary Condensed Consolidated Statements of Operations: cost of product revenue; cost of service revenue; product gross margin, product gross margin as a percentage of product revenue; service gross margin; service gross margin as a percentage of service revenue; gross margin; gross margin as a percentage of revenue; research and development expense; sales and marketing expense; general and administrative expense; operating expense; operating income; operating margin; net other income and expense; income before income taxes and noncontrolling interest; provision for income taxes; income tax rate; net income; net income per share and net income as a percentage of revenue. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in the table above should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures presented above to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the table above and, in particular, in evaluating the financial line items presented in the table above, we have excluded items in the following three general categories, each of which are described below: Acquisition-Related Charges, Other Items, and Share-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below. Additionally, with respect to future financial guidance provided on a non-GAAP basis, we have excluded estimates for amortization of intangible assets, share based compensation expenses, acquisition related charges, restructuring charges, litigation settlement charges, gain or loss on equity investments, non-recurring income tax adjustments, valuation allowance on deferred tax assets, and income tax effect of non-GAAP exclusions.

Note A: Acquisition-Related Charges. We exclude certain expense items resulting from acquisitions including the following, when applicable: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition-related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets, and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition, acquisitions result in non-continuing operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following, when applicable: (i) restructuring and related costs; (ii) impairment charges; (iii) gain or loss on legal settlement, net of related transaction costs; (iv) retroactive impacts of certain tax settlements; (v) significant effects of tax legislation and judicial or administrative interpretation of tax regulations; (vi) gain or loss on equity investments; and (vii) the income tax effect on our financial statements of excluding items related to our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events, which arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. In the case of legal settlements, these gains or losses are recorded in the period in which the matter is concluded or resolved even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. Similarly, the retroactive impacts of certain tax settlements and significant effects of retroactive tax legislation are unique events that occur in periods that are generally unrelated to the level of business activity to which such settlement or legislation applies. We believe this limits comparability with prior periods and that these expenses do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred. Whether we realize gains or losses on equity investments is based primarily on the performance and market value of those independent companies. Accordingly, we believe that these gains and losses do not reflect the underlying performance of our continuing operations. We also believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider our continuing operations.

Note C: Share-Based Compensation Related Items. We provide non-GAAP information relative to our expense for share-based compensation and related payroll tax. We began to include share-based compensation expense in our GAAP financial measures in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”), in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, which affect the calculations of share-based compensation, we believe that the exclusion of share-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding share-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected in our income statement. Share-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of share is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on a share-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Similar to share-based compensation, payroll tax on stock option exercises is dependent on our stock price and the timing and exercise by employees of our share-based compensation, over which our management has little control, and as such does not correlate to the operation of our business. Because of these unique characteristics of share-based compensation and the related payroll tax, management excludes these expenses when analyzing the organization’s business performance. We also believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare current period results with periods prior to the adoption of FASB ASC Topic 718.

Note D: Non-GAAP Net Income Per Share Items. We provide basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Note E: Other Income and Expense. GAAP and non-GAAP other income (expense), net, consist primarily of interest income, interest expense and other non-operational income and expense items. As noted in Note B above, we exclude gains or losses from equity investments in our computation of non-GAAP other income (expense), net.

Juniper Networks, Inc.

Preliminary Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2012 (unaudited)	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$2,707,940	$2,910,420
Short-term investments	439,278	641,323
Accounts receivable, net	397,082	577,386
Deferred tax assets, net	229,374	154,310
Prepaid expenses and other current assets	168,625	156,222

Total current assets	3,942,299	4,439,661
Property and equipment, net	768,530	598,581
Long-term investments	900,769	740,659
Restricted cash and investments	102,661	78,307
Purchased intangible assets, net	118,655	123,114
Goodwill	3,987,073	3,928,144
Other long-term assets	140,607	75,354

Total assets	$9,960,594	$9,983,820

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$224,242	$324,843
Accrued compensation	230,102	223,018
Accrued warranty	29,776	28,276
Deferred revenue	771,709	712,663
Income taxes payable	66,996	12,545
Other accrued liabilities	178,976	165,358

Total current liabilities	1,501,801	1,466,703
Long-term debt	999,145	999,034
Long-term deferred revenue	221,217	254,364
Long-term income tax payable	116,929	108,471
Other long-term liabilities	41,622	65,590

Total liabilities	2,880,714	2,894,162
Total stockholders’ equity	7,079,880	7,089,658

Total liabilities and stockholders’ equity	$9,960,594	$9,983,820

Juniper Networks, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Consolidated net income	$90,803	$328,849
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Non-cash portion of share-based compensation	186,002	165,236
Depreciation and amortization	137,855	125,986
Deferred income taxes	(75,064)	(6,014)
Restructuring and other charges	88,618	15,550
Gain (loss) on investments, net	(7,810)	982
Excess tax benefits from share-based compensation	(7,184)	(44,524)
Amortization of debt issuance costs	708	509
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	180,368	152,019
Prepaid expenses and other assets	(54,089)	14,103
Accounts payable	(114,020)	(25,962)
Accrued compensation	5,608	(62,625)
Income tax payable	64,715	70,241
Other accrued liabilities	(24,838)	7,759
Deferred revenue	15,899	1,012

Net cash provided by operating activities	487,571	743,121

Cash flows from investing activities:
Purchases of property and equipment	(256,753)	(187,886)
Purchases of trading investments	(3,776)	(4,575)
Purchases of available-for-sale investments	(1,009,076)	(1,893,474)
Proceeds from sales of available-for-sale investments	625,119	1,050,936
Proceeds from maturities of available-for-sale investments	431,705	446,150
Payment for business acquisition, net of cash and cash equivalents acquired	(90,487)	(31,101)
Proceeds from sales of privately-held investments	32,715	2,143
Purchases of privately-held investments	(11,123)	(34,545)
Purchase of licensed software	(65,297)	—
Changes in restricted cash	(20,820)	(1,144)

Net cash used in investing activities	(367,793)	(653,496)

Cash flows from financing activities:
Proceeds from issuance of common stock	88,225	341,063
Purchases and retirement of common stock	(400,070)	(548,590)
Payment for capital lease obligation	(1,430)	—
Issuance of long-term debt, net	—	991,556
Change in customer financing arrangements	(16,167)	(7,616)
Excess tax benefits from share-based compensation	7,184	44,524

Net cash (used in) provided by financing activities	(322,258)	820,937

Net (decrease) increase in cash and cash equivalents	(202,480)	910,562
Cash and cash equivalents at beginning of period	2,910,420	1,811,887

Cash and cash equivalents at end of period	$2,707,940	$2,722,449

Juniper Networks, Inc.

Cash, Cash Equivalents, and Investments

(in thousands)

(unaudited)

	September 30, 2012	December 31, 2011
Cash and cash equivalents	$2,707,940	$2,910,420
Short-term investments	439,278	641,323
Long-term investments	900,769	740,659

Total	$4,047,987	$4,292,402